As filed with the Securities and Exchange Commission on July 12, 2001

                                                         Registration No. 333-
==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              -------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              -------------------
            J.P. Morgan Chase Commercial Mortgage Securities Corp. (Exact Name of Registrant as Specified in its Charter)

            Delaware                                   13-3789046
(State or Other Jurisdiction of               (I.R.S. Employer Identification
        Incorporation)                                   Number)

                                60 Wall Street
                           New York, New York 10260
                                (212) 648-3060
 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive office)

                             Bianca A. Russo, Esq.
            J.P. Morgan Chase Commercial Mortgage Securities Corp.
                                60 Wall Street
                         New York, New York 10260-0060
                                (212) 648-9344
(Name, address, including zip code, and telephone number including area code, of agent for service)

                               -----------------

                                With a copy to:
                           Carlos A. Rodriguez, Esq.
                        Sidley Austin Brown & Wood LLP
                            One World Trade Center
                           New York, New York 10048

                               -----------------


         Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

                               -----------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-87441

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                               -----------------



                                              CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                              Amount            Proposed Maximum       Proposed Maximum
       Title of Each Class of                  to be           Aggregate Price per    Aggregate Offering         Amount of
     Securities to Be Registered            Registered                Unit*                 Price*           Registration Fee
---------------------------------------------------------------------------------------------------------------------------------

 Mortgage Pass-Through Certificates         $40,000,000               100%               $40,000,000              $10,000

=================================================================================================================================
* Estimated for the purpose of calculating the registration fee.



                               -----------------

         This registration statement is being filed pursuant to Rule 462(b) ("Rule 462(b)") under the Securities Act of 1933, as amended ("Securities Act"), and includes the registration statement facing page, this page, the signature page, an exhibit index, legal opinions and related consents. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-3 (File No. 333-87441), including the exhibits thereto, are incorporated by reference into this registration statement.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 12th day of July, 2001.

                                    J.P. Morgan Chase Commercial Mortgage
                                    Securities Corp.,



                                   By:   /s/ Steven Z. Schwartz
                                         ---------------------------
                                         Name: Steven Z. Schwartz
                                         Title: Vice President


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William S. Demchak, Patrick T. O'Brien, Michael A. Jungman, Steven Z. Schwartz, Dennis G. Schuh and Bianca
 A. Russo, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                Signature                                      Title                                   Date
                ---------                                      -----                                   ----


          /s/ William S. Demchak           Chief Executive Officer (principal executive           July 12, 2001
          ----------------------
            William S. Demchak             officer and principal financial officer) and
                                           Director

          /s/ Patrick T. O'Brien           Controller (principal accounting officer)              July 12, 2001
          ----------------------
            Patrick T. O'Brien

                                           Director                                               July 12, 2001
          ----------------------
            Michael A. Jungman

          /s/ Steven Z. Schwartz           Director                                               July 12, 2001
          ----------------------
            Steven Z. Schwartz




                               INDEX TO EXHIBITS

Exhibit No.    Description of Exhibit

5.1 Opinion of Sidley Austin Brown & Wood LLP with respect to legality
8.1 Opinion of Sidley Austin Brown & Wood LLP with respect to federal and New York tax matters (included in Exhibit 5.1)
23.1          Consent of Sidley Austin Brown & Wood LLP (included in
              Exhibits 5.1 and 8.1)
24.1          Power of Attorney (included as part of the signature page)

                                                                   EXHIBIT 5.1



                        SIDLEY AUSTIN BROWN & WOOD LLP
                            ONE TRADE WORLD CENTER
                           NEW YORK, N.Y. 10048-0557
                            TELEPHONE: 212-839-5300
                            FACSIMILE: 212-839-5599

                                                                 July 12, 2001


J.P. Morgan Chase Commercial
  Mortgage Securities Corp.
60 Wall Street
New York, New York 10260-0060


        Re:   J.P. Morgan Chase Commercial Mortgage Securities
              Corp., Registration Statement on Form S-3
              ------------------------------------------------


Ladies and Gentlemen:

         We have acted as counsel to J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation (the "Registrant"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on July 12, 2001 for the registration under the Act of Mortgage Pass-Through Certificates (the "Certificates"). Each series of such Certificates will be issued pursuant to a separate pooling and servicing agreement (the "Pooling and Servicing Agreement"), among the Registrant, a trustee, a master servicer or servicer and/or a special servicer, each to be identified in the prospectus supplement for such series of Certificates.

         We have made such investigation of law as we deem appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of such Certificates.

         Based on the foregoing, we are of the opinion that:

         (i) When each Pooling and Servicing Agreement in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

         (ii) When the issuance, execution and delivery of the Certificates in respect of which we have participated as your counsel have been duly authorized by all necessary corporate action, and when such Certificates have been duly executed, authenticated and delivered and sold as described in the Registration Statement, such Certificates will be legally and validly issued and the holders of such Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement pursuant to which such Certificates were issued.

         In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records of the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Pooling and Servicing Agreement and the related Certificates will be executed and delivered in substantially the form filed as exhibits to the Registration Statement, and that such Certificates will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                    Very truly yours,

                                    /s/ SIDLEY AUSTIN BROWN & WOOD LLP

                                                                   EXHIBIT 8.1



                        SIDLEY AUSTIN BROWN & WOOD LLP
                            ONE TRADE WORLD CENTER
                           NEW YORK, N.Y. 10048-0557
                            TELEPHONE: 212-839-5300
                            FACSIMILE: 212-839-5599

                                                                 July 12, 2001


J.P. Morgan Chase Commercial
  Mortgage Securities Corp.
60 Wall Street
New York, New York 10260-0060


         Re:   J.P. Morgan Chase Commercial Mortgage Securities
               Corp., Registration Statement on Form S-3
               ------------------------------------------------


Ladies and Gentlemen:

         We have acted as counsel to J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation (the "Registrant"), in connection with the issuance and sale of its Mortgage Pass-Through Certificates that evidence interests in certain pools of mortgage loans (the "Certificates"). Each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Registrant, a trustee, a master servicer or servicer and/or a special servicer, each to be specified in the prospectus supplement for such series of Certificates. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Certificates. This advice is summarized under the headings "Summary of Prospectus -- Tax Status of the Certificates" and "Federal Income Tax Consequences" in the Prospectus and "Summary of Prospectus Supplement -- Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" in the Prospectus Supplement relating to the Certificates in respect of which we participated as your counsel, all as part of the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on July 12, 2001 for the registration of such Certificates under the Act. The information set forth in the Prospectus and the Prospectus Supplement under the captions "Summary of Prospectus -- Tax Status of the Certificates", "Federal Income Tax Consequences" and "Summary of Prospectus Supplement -- Certain Federal Income Tax Consequences", to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Registrant) under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of this Registration Statement, including this exhibit.

                                            Very truly yours,

                                            /s/ SIDLEY AUSTIN BROWN & WOOD LLP